PAR VALUE $.006

NUMBER 4491

SHARES XXXXXXXXXXX

PARALLEL TECHNOLOGIES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP 699159 10 9

This Certifies that *S*P*E*C*I*M*E*N* is the registered holder of *N*O*N*E* Shares

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

PARALLEL TECHNOLOGIES, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this XXXXXXXXXXX day of XXXXXXXXXXXXXXX A.D. 20

SECRETARY

PRESIDENT

JERSEY TRANSFER AND TRUST CO.
201 BLOOMFIELD AVE. BOX #36
VERONA, NEW JERSEY 07044

XXXXXXXX

AUTHORIZED SIGNATURE
TRANSFER AGENT

© GOES 722